Exhibit 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2007, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (FASB) Statement No. 123 (revised 2004), “Share-Based Payment,” and FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”) and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Polymer Group, Inc. on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 30, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Polymer Group, Inc. on Forms S-8 (File No. 333-131156, effective January 20, 2006, File No. 333-121252, effective December 14, 2004 and File No. 333-121254, effective December 14, 2004).

/s/ Grant Thornton LLP

Columbia, South Carolina

April 5, 2007